EXHIBIT NO. 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS

                       ------------------------------


We hereby consent to the incorporation by reference in this Registration Statement) on Form S-8 (to be filed on or about August 31, 2000) of our report dated February 12, 2000 relating to the financial statements, which appears in the Annual Report to Stockholders of United Retail Group, Inc. and Subsidiaries (the "Company"), which is incorporated in the Company's Annual Report on Form 10-K for the year ended January 29, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          PRICEWATERHOUSECOOPERS LLP


New York, New York
August 31, 2000